UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

DEER CONSUMER PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2009, Deer Consumer Products, Inc. (the “Company”) issued a press release announcing the closing of the Company’s public offering of 6,900,000 shares of the Company’s common stock at a public offering price of $11.00 per share, which includes 900,000 shares sold as a result of the underwriters’ exercise of their over-allotment option in full at closing. After underwriting discounts and commissions, the Company received net proceeds of US $70,938,900.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

Exhibit 99.1	Press release dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer